UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of PriceSmart, Inc (the “Company”) was held on January 24, 2018 at the Company’s headquarters, 9740 Scranton Road, San Diego, CA, 92121.  As of the record date there were 30,403,610 shares outstanding and entitled to vote.  There were 28,245,275 shares voted in person or by proxy.  The results of the stockholder vote are set forth below.

1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Sherry S. Bahrambeygui	26,677,684	426,922	1,140,669
Gonzalo Barrutieta	26,808,529	296,077	1,140,669
Gordon H. Hanson	27,003,150	101,456	1,140,669
Beatriz V. Infante	27,060,901	43,705	1,140,669
Leon C. Janks	25,881,474	1,223,132	1,140,669
Jose Luis Laparte	26,997,044	107,562	1,140,669
Mitchell G. Lynn	26,938,919	165,687	1,140,669
Gary Malino	27,002,725	101,881	1,140,669
Pierre Mignault	26,210,940	893,666	1,140,669
Robert E. Price	26,622,711	481,895	1,140,669
Edgar Zurcher	26,022,606	1,082,000	1,140,669

2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers for fiscal year 2017:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	26,856,640	78,819	169,147	1,140,669

3. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on named executive officer compensation:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Total Shares Voted	25,388,184	3,180	1,708,595	4,647	1,140,669

4. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2018:

	Votes For	Votes Against	Abstain
Total Shares Voted	28,035,516	206,057	3,702

Taking into account the voting on Proposal 3, the Company’s board of directors has determined to hold advisory votes on named executive officer compensation every year.

Item 8.01.  Other Events.

On January 24, 2018, the Company’s Board of Directors declared a cash dividend in the total amount of $0.70 per share, with $0.35 per share payable on February 28, 2018 to stockholders of record as of close of business on February 14, 2018 and $0.35 per share payable on August 31, 2018 to stockholders of record as of the close of business on August 15, 2018.  The Company anticipates the ongoing payment of semi-annual dividends in subsequent periods, although the actual declaration of future dividends, the amount of such dividends, and the establishment of record and payment dates is subject to final determination by the Board of Directors in its discretion, after its review of the Company’s financial performance and anticipated capital requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2018	/S/ JOSE LUIS LAPARTE
Jose Luis Laparte
Director, Chief Executive Officer and President
(Principal Executive Officer)